UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2017

ITC HOLDINGS CORP.

(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 001-32576

Michigan	32-0058047
(State of Incorporation)	(IRS Employer Identification No.)

27175 Energy Way, Novi, Michigan 48377

(Address of principal executive offices) (zip code)

(248) 946-3000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                                              ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 8.01                                           Other Events.

On November 9, 2017, ITC Holdings Corp. (the “Company”) issued (1) a news release announcing that it commenced a private offering of senior unsecured notes due 2022 (the “2022 Notes”) and senior unsecured notes due 2027 (the “2027 Notes” and, together with the 2022 Notes, the “Notes”) and (2) a news release announcing that the Company has priced the offering of the Notes.

The Company intends to use the net proceeds from this offering to redeem in full $385.0 million aggregate principal amount of the Company’s 6.050% Senior Notes due January 31, 2018, and to pay the associated call premiums, to repay indebtedness outstanding under the Company’s term loan credit agreement, revolving credit agreement and commercial paper program, and for general corporate purposes.

Copies of the press releases, each dated November 9, 2017, announcing the commencement of a private offering of the Notes and the pricing of the Notes, respectively, are filed as Exhibit 99.1 and Exhibit 99.2 hereto and are incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
99.1	Press release, dated November 9, 2017, by the Company, announcing the commencement of a private offering of the Notes.

99.2	Press release, dated November 9, 2017, by the Company, announcing the pricing of the Notes.

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release, dated November 9, 2017, by the Company, announcing the commencement of a private offering of the Notes.

99.2	Press release, dated November 9, 2017, by the Company, announcing the pricing of the Notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ITC HOLDINGS CORP.

Date: November 9, 2017	By:	/s/ Christine Mason Soneral
Christine Mason Soneral
Senior Vice President and General Counsel